UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2008

BioFuel Energy Corp.

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-33530	20-5952523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Broadway, Suite 1060

Denver, CO  80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 592-8110

N/A

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

                David J. Kornder, the Chief Financial Officer (“CFO”) of BioFuel Energy Corp. (the “Company”), has resigned from the Company effective June 9, 2008.  Mr. Kornder will remain with the Company until June 30, 2008 to assist with the transition to the Company’s new CFO.

Appointment of Chief Financial Officer

                In connection with the resignation of Mr. Kornder from his position as the Company’s CFO, the Board has appointed Kelly G. Maguire as the new CFO, effective June 9, 2008.

                Mr. Maguire, age 45, is currently the Executive Vice President of Pendum, Inc., a privately held company with roughly 2,800 employees servicing 60,000 automated teller machines (ATM’s) nationwide.  Mr. Maguire served as Pendum’s Chief Financial Officer from 2000 to 2006.  Previously, he served as Chief Financial Officer of TMJ Implants Inc, a medical device manufacturer, from 1996 to 2000.  Mr. Maguire began his career with Deloitte & Touche, LLP, spending almost 10 years in the audit area.  Mr. Maguire received his B.A. degree in Accounting from the University of North Dakota.

                In connection with his employment with the Company, Mr. Maguire will receive options to purchase 50,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the first day of Mr. Maguire’s employment with the Company.  The options will vest in three annual installments commencing on the first anniversary of Mr. Maguire’s employment at 30%, 30% and 40%, respectively.

Item 8.01.              Other Events.

Press Release

                On May 22, 2008, the Company issued a Press Release announcing the resignation of Mr. Kornder and appointment of Mr. Maguire.  The Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 22, 2008

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: May 22, 2008	By:	/s/ David J. Kornder
	Name:	David J. Kornder
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 22, 2008